Exhibit 99

Snap-on Announces First Quarter 2017 Results

Diluted EPS of $2.39 increases 10.6%;

Operating earnings before financial services of 19.1% of sales up 50 basis points;

Reported net sales up 6.3%; Organic net sales up 4.1%

KENOSHA, Wis.--(BUSINESS WIRE)--April 20, 2017--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2017.

  Net sales of $887.1 million increased $52.9 million, or 6.3%, from 2016 levels, reflecting a $33.4 million, or 4.1%, organic sales gain and $29.1 million of acquisition-related sales, partially offset by $9.6 million of unfavorable foreign currency translation. (See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.)
  Operating earnings before financial services of $169.5 million improved 50 basis points to 19.1% of sales as compared to $155.4 million, or 18.6% of sales, last year.
  Financial services revenue of $76.8 million increased $10.5 million from 2016 levels; financial services operating earnings of $52.5 million increased $5.5 million.
  Consolidated operating earnings of $222.0 million improved 50 basis points to 23.0% of revenues (net sales plus financial services revenue) as compared to $202.4 million, or 22.5% of revenues, last year.
  The first quarter effective income tax rate was 30.7% in 2017 and 31.0% in 2016.
  Net earnings of $141.6 million, or $2.39 per diluted share, compared to net earnings of $128.3 million, or $2.16 per diluted share, a year ago.

“We’re encouraged by our first quarter results,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Net sales growth of 6.3%, including an organic sales increase of 4.1%, coupled with a 10.6% rise in diluted earnings per share, represent a positive start to 2017. We believe these results once again confirm Snap-on’s unique capabilities in providing valued productivity solutions to a growing range of professional customers performing critical tasks in workplaces of consequence. At the same time, the improvement in operating margin before financial services further demonstrates our ability to realize ongoing benefits from our Snap-on Value Creation Processes. Finally, this continued progress along our defined runways for both coherent growth and operating improvement would not be possible without the dedication and capability so evident across Snap-on. I thank our franchisees and associates worldwide for their significant contributions and extraordinary effort.”

Segment Results

Commercial & Industrial Group segment sales of $298.7 million in the quarter increased $11.7 million, or 4.1%, from 2016 levels, reflecting an $8.6 million, or 3.0%, organic sales gain, $7.8 million of acquisition-related sales, and $4.7 million of unfavorable foreign currency translation. The organic sales increase primarily includes gains in the segment’s European-based hand tools business and higher sales to customers in critical industries.

Operating earnings of $41.6 million in the period, including $0.9 million of favorable foreign currency effects, increased $0.5 million from 2016 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.9% compared with 14.3% a year ago.

Snap-on Tools Group segment sales of $409.4 million in the quarter rose $6.9 million, or 1.7%, from 2016 levels, reflecting a $10.1 million, or 2.5%, organic sales gain and $3.2 million of unfavorable foreign currency translation.

Operating earnings of $70.3 million in the period, including $3.7 million of unfavorable foreign currency effects, increased $3.6 million from 2016 levels, and the operating margin of 17.2% improved 60 basis points from 16.6% a year ago.

Repair Systems & Information Group segment sales of $318.8 million in the quarter increased $40.0 million, or 14.3%, from 2016 levels, reflecting a $21.6 million, or 7.8%, organic sales gain, $21.3 million of acquisition-related sales and $2.9 million of unfavorable foreign currency translation. The organic sales gain reflects increased sales of undercar equipment and higher sales of diagnostics and repair information products to independent repair shop owners and managers, as well as increased sales to OEM dealerships.

Operating earnings of $78.7 million in the period, including $1.0 million of unfavorable foreign currency effects, increased $9.7 million from 2016 levels, and the operating margin was 24.7% in both periods.

Financial Services operating earnings of $52.5 million on revenue of $76.8 million in the quarter compared to operating earnings of $47.0 million on revenue of $66.3 million a year ago.

Corporate expenses of $21.1 million in the quarter compared to expenses of $21.4 million last year.

Outlook

Snap-on expects to make continued progress in 2017 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2017 will be in a range of $80 million to $90 million, of which $18.6 million was expended in the first quarter. Snap-on also anticipates that its full year 2017 effective income tax rate will be comparable to its 2016 full year rate.

Conference Call and Webcast on April 20, 2017, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 20, 2017, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016

Net sales	$887.1	$834.2
Cost of goods sold	(439.1)	(418.9)
Gross profit	448.0	415.3
Operating expenses	(278.5)	(259.9)
Operating earnings before financial services	169.5	155.4

Financial services revenue	76.8	66.3
Financial services expenses	(24.3)	(19.3)
Operating earnings from financial services	52.5	47.0

Operating earnings	222.0	202.4
Interest expense	(12.7)	(13.1)
Other income (expense) – net	(1.7)	(0.7)
Earnings before income taxes and equity earnings	207.6	188.6
Income tax expense	(62.6)	(57.6)
Earnings before equity earnings	145.0	131.0
Equity earnings, net of tax	0.1	0.3
Net earnings	145.1	131.3
Net earnings attributable to noncontrolling interests	(3.5)	(3.0)
Net earnings attributable to Snap-on Inc.	$141.6	$128.3

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.45	$2.21
Diluted	2.39	2.16

Weighted-average shares outstanding:
Basic	57.9	58.1
Effect of dilutive securities	1.4	1.4
Diluted	59.3	59.5

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016

Net sales:
Commercial & Industrial Group	$298.7	$287.0
Snap-on Tools Group	409.4	402.5
Repair Systems & Information Group	318.8	278.8
Segment net sales	1,026.9	968.3
Intersegment eliminations	(139.8)	(134.1)
Total net sales	$887.1	$834.2
Financial Services revenue	76.8	66.3
Total revenues	$963.9	$900.5

Operating earnings:
Commercial & Industrial Group	$41.6	$41.1
Snap-on Tools Group	70.3	66.7
Repair Systems & Information Group	78.7	69.0
Financial Services	52.5	47.0
Segment operating earnings	243.1	223.8
Corporate	(21.1)	(21.4)
Operating earnings	$222.0	$202.4
Interest expense	(12.7)	(13.1)
Other income (expense) – net	(1.7)	(0.7)
Earnings before income taxes
and equity earnings	$207.6	$188.6

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	April 1,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$123.0	$77.6
Trade and other accounts receivable – net	608.1	598.8
Finance receivables – net	484.7	472.5
Contract receivables – net	84.5	88.1
Inventories – net	556.8	530.5
Prepaid expenses and other assets	117.0	116.5
Total current assets	1,974.1	1,884.0

Property and equipment – net	437.5	425.2
Deferred income tax assets	68.0	72.8
Long-term finance receivables – net	966.3	934.5
Long-term contract receivables – net	292.6	286.7
Goodwill	859.8	895.5
Other intangibles – net	240.4	184.6
Other assets	39.1	39.9
Total assets	$4,877.8	$4,723.2

Liabilities and Equity
Notes payable and current maturities of long-term debt	$267.2	$301.4
Accounts payable	189.9	170.9
Accrued benefits	52.5	52.8
Accrued compensation	61.5	89.8
Franchisee deposits	66.1	66.7
Other accrued liabilities	334.3	307.9
Total current liabilities	971.5	989.5

Long-term debt	755.4	708.8
Deferred income tax liabilities	24.4	13.1
Retiree health care benefits	35.9	36.7
Pension liabilities	230.7	246.5
Other long-term liabilities	94.1	93.4
Total liabilities	2,112.0	2,088.0

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	320.8	317.3
Retained earnings	3,485.2	3,384.9
Accumulated other comprehensive loss	(450.4)	(498.5)
Treasury stock at cost	(675.3)	(653.9)
Total shareholders' equity attributable to Snap-on Inc.	2,747.7	2,617.2
Noncontrolling interests	18.1	18.0
Total equity	2,765.8	2,635.2
Total liabilities and equity	$4,877.8	$4,723.2

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Operating activities:
Net earnings	$145.1	$131.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	16.0	14.9
Amortization of other intangibles	7.1	6.1
Provision for losses on finance receivables	13.0	9.3
Provision for losses on non-finance receivables	2.2	3.2
Stock-based compensation expense	7.4	5.8
Deferred income tax provision	7.4	9.4
Gain on sales of assets	(0.2)	-
Settlement of treasury lock	14.9	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(1.9)	(4.8)
(Increase) decrease in contract receivables	(2.1)	0.3
Increase in inventories	(17.3)	(9.9)
Increase in prepaid and other assets	(7.5)	(15.5)
Increase in accounts payable	20.3	15.0
Decrease in accruals and other liabilities	(12.0)	(23.5)
Net cash provided by operating activities	192.4	141.6

Investing activities:
Additions to finance receivables	(227.0)	(230.9)
Collections of finance receivables	173.8	174.1
Capital expenditures	(18.6)	(19.5)
Acquisitions of businesses	(9.5)	-
Disposals of property and equipment	1.0	0.2
Other	(1.4)	(3.5)
Net cash used by investing activities	(81.7)	(79.6)

Financing activities:
Proceeds from issuance of long-term debt	297.8	-
Repayment of long-term debt	(150.0)	-
Repayments of notes payable	-	(0.8)
Net increase (decrease) in other short-term borrowings	(135.7)	3.6
Cash dividends paid	(41.2)	(35.4)
Purchases of treasury stock	(35.8)	(23.1)
Proceeds from stock purchase and option plans	14.1	9.9
Other	(15.8)	(3.5)
Net cash used by financing activities	(66.6)	(49.3)

Effect of exchange rate changes on cash and cash equivalents	1.3	0.8
Increase in cash and cash equivalents	45.4	13.5

Cash and cash equivalents at beginning of year	77.6	92.8
Cash and cash equivalents at end of period	$123.0	$106.3
Supplemental cash flow disclosures:
Cash paid for interest	$(24.0)	$(23.9)
Net cash paid for income taxes	(14.0)	(17.7)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	April 1,	April 2,	April 1,	April 2,
	2017	2016	2017	2016

Net sales	$887.1	$834.2	$-	$-
Cost of goods sold	(439.1)	(418.9)	-	-
Gross profit	448.0	415.3	-	-
Operating expenses	(278.5)	(259.9)	-	-
Operating earnings before financial services	169.5	155.4	-	-

Financial services revenue	-	-	76.8	66.3
Financial services expenses	-	-	(24.3)	(19.3)
Operating earnings from financial services	-	-	52.5	47.0

Operating earnings	169.5	155.4	52.5	47.0
Interest expense	(12.6)	(13.0)	(0.1)	(0.1)
Intersegment interest income (expense) – net	17.5	17.3	(17.5)	(17.3)
Other income (expense) – net	(1.7)	(0.7)	-	-
Earnings before income taxes and equity earnings	172.7	159.0	34.9	29.6
Income tax expense	(49.7)	(46.7)	(12.9)	(10.9)
Earnings before equity earnings	123.0	112.3	22.0	18.7
Financial services – net earnings
attributable to Snap-on	22.0	18.7	-	-
Equity earnings, net of tax	0.1	0.3	-	-
Net earnings	145.1	131.3	22.0	18.7
Net earnings attributable to noncontrolling interests	(3.5)	(3.0)	-	-
Net earnings attributable to Snap-on	$141.6	$128.3	$22.0	$18.7

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	April 1,	December 31,	April 1,	December 31,
	2017	2016	2017	2016

Assets
Cash and cash equivalents	$123.0	$77.5	$-	$0.1
Intersegment receivables	18.0	15.0	-	-
Trade and other accounts receivable – net	607.3	598.2	0.8	0.6
Finance receivables – net	-	-	484.7	472.5
Contract receivables – net	8.0	7.9	76.5	80.2
Inventories – net	556.8	530.5	-	-
Prepaid expenses and other assets	122.6	122.4	1.5	1.1
Total current assets	1,435.7	1,351.5	563.5	554.5

Property and equipment – net	435.9	423.8	1.6	1.4
Investment in Financial Services	294.5	288.7	-	-
Deferred income tax assets	44.4	49.1	23.6	23.7
Intersegment long-term notes receivable	467.3	584.7	-	-
Long-term finance receivables – net	-	-	966.3	934.5
Long-term contract receivables – net	11.4	11.2	281.2	275.5
Goodwill	859.8	895.5	-	-
Other intangibles – net	240.4	184.6	-	-
Other assets	47.3	47.9	0.1	0.1
Total assets	$3,836.7	$3,837.0	$1,836.3	$1,789.7

Liabilities and Equity
Notes payable and current maturities of long-term debt	$17.2	$151.4	$250.0	$150.0
Accounts payable	188.8	170.3	1.1	0.6
Intersegment payables	-	-	18.0	15.0
Accrued benefits	52.5	52.8	-	-
Accrued compensation	60.1	85.7	1.4	4.1
Franchisee deposits	66.1	66.7	-	-
Other accrued liabilities	307.8	292.1	33.6	22.8
Total current liabilities	692.5	819.0	304.1	192.5

Long-term debt and intersegment long-term debt	-	-	1,222.7	1,293.5
Deferred income tax liabilities	24.4	13.1	-	-
Retiree health care benefits	35.9	36.7	-	-
Pension liabilities	230.7	246.5	-	-
Other long-term liabilities	87.4	86.5	15.0	15.0
Total liabilities	1,070.9	1,201.8	1,541.8	1,501.0

Total shareholders' equity attributable to Snap-on	2,747.7	2,617.2	294.5	288.7
Noncontrolling interests	18.1	18.0	-	-
Total equity	2,765.8	2,635.2	294.5	288.7
Total liabilities and equity	$3,836.7	$3,837.0	$1,836.3	$1,789.7

*Snap-on with Financial Services on the equity method.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561